Exhibit 99.1

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FOR IMMEDIATE RELEASE                             Contact:    Stuart F. Bradt
                                                              Controller
                                                              651-312-3715
                                                              sfbradt@bremer.com

                   BREMER REPORTS FIRST QUARTER 2003 EARNINGS

         St. Paul, Minn. (April 22, 2003) -- Bremer Financial Corporation reported net income of $16.2 million for the three months ended March 31, 2003, compared to $16.5 million earned for the same three- month period in 2002. Return on average equity for the quarter was 15.02%, compared to 16.99% in the first quarter of 2002, while return on average assets was 1.28% in the first quarter of 2003, compared to 1.36% in the first quarter of 2002. The $16.2 million earnings reported in the first quarter of 2003 compares to $12.8 million reported in the fourth quarter of 2002.

Net interest income for the first quarter of 2003 was $46.1 million, a decrease of $1.7 million from the $47.8 million reported for the same period a year ago, as our net interest margin declined to 4.10% from 4.42% when comparing the same two quarters. In the fourth quarter of 2002, we reported net interest income of $48.3 million and a net interest margin of 4.21%. The decline in net interest margin, which was primarily due to the effects of historically low interest rates, is expected to continue during the second and third quarters of 2003. The average yield on our earning assets declined by 81 basis points when comparing the first quarter of 2003 with the first quarter of 2002. Largely as a result of competitive pressure in deposit markets, we were able to reduce the average cost of our interest bearing liabilities by only 54 basis points when comparing the same two periods. Net interest income for the quarter was positively impacted by a $238 million or 7.0% increase in average loans and leases, to $3.7 billion in the first quarter of 2003 from $3.4 billion in the first quarter of 2002.

Noninterest income increased by $3.5 million, or 18.1%, to $22.8 million for the first quarter of 2003. This compares to noninterest income of $19.3 million for the first quarter of 2002. The most significant contributors to the increase in noninterest income were gains on sale of loans and securities. Gains on sale of loans increased by $1.9 million to $4.3 million in the first quarter of 2003, an increase of 82% from the $2.4 million recorded in the first quarter of 2002, as residential mortgage loan activity remained strong due

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largely to the refinancing of mortgages by customers. In order to better balance our interest rate risk position, we sold shorter duration mortgage backed securities with high prepayment rates and reinvested the proceeds in longer duration securities that better matched the duration of our liabilities. These securities sales resulted in securities gains of $4.2 million in the first quarter of 2003, compared to securities gains of $1.6 million in the first quarter of 2002. Other noninterest income declined to $1.4 million in the first quarter of 2003 from $2.5 million recorded in the first quarter of 2002, as the first quarter of 2002 included more than $1.0 million of miscellaneous nonrecurring revenue.

Noninterest expense increased by $2.7 million, or 7.0%, to $40.9 million in the first quarter of 2003 from $38.2 million in the first quarter of 2002. Employee benefit costs, primarily in the form of higher pension expense and health care premiums, contributed most significantly to the increase in noninterest expenses when comparing the first quarter of 2003 to the first quarter of 2002.

Nonperforming assets at March 31, 2003 were $35.2 million, compared to $31.9 million at December 31, 2002 and $29.8 million at March 31, 2002. The ratio of nonperforming assets to total loans, leases and other real estate owned was .95% at March 31, 2003, compared to .87% at December 31, 2002 and .86% at March 31, 2002. The increase in nonperforming assets is primarily due to commercial credits originated in our finance company subsidiary and is a result of a weaker economic environment.

Net charge-offs in the first quarter of 2003 were $1.0 million, compared to $6.3 million in the fourth quarter of 2002 and $2.3 million in the first quarter of 2002. We recorded a provision for credit losses of $3.5 million in the first quarter of 2003, compared to $7.2 million in the fourth quarter of 2002 and $3.9 million in the first quarter of 2002. Our ratio of reserve to total loans and leases increased slightly to 1.65% at March 31, 2003 from 1.60% at both December 31, 2002 and March 31, 2002. Our reserve coverage on nonperforming loans and leases was 186% at March 31, 2003, 202% at December 31, 2002, and 195% at March 31, 2002.

Bremer Financial Corporation is a privately-held regional financial services company owned by the Otto Bremer Foundation and our more than 1,800 employees. The company, founded in 1943 by Otto Bremer, is headquartered in St. Paul and provides a variety of banking, investment, trust, and insurance services in over 100 locations throughout Minnesota, North Dakota, and Wisconsin.

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Bremer Reports First Quarter 2003 Earnings
Page 3

Except for historical information contained herein, the statements made in this press release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements involve certain risk and uncertainties, including statements regarding the intent, belief or current expectations of Bremer Financial Corporation and its management regarding Bremer's strategic directions, prospects, and future results. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including our competitive environment, economic and other conditions in the markets in which we operate, governmental regulation, including policies and enactments of the Federal Reserve Board, the failure of any proposed acquisitions to be completed for any reason, the failure to successfully integrate any acquisitions, and other risks discussed in Bremer's filings with the Securities and Exchange Commission, which are incorporated herein by reference.




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Bremer Reports First Quarter 2003 Earnings
Page 4

                                                      BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
                                                                  FINANCIAL HIGHLIGHTS
                                                     (dollars in thousands, except per share amounts)
                                                              Three months ended March 31,
                                                              ----------------------------
                                                          2003             2002         Change
Operating Results:
     Total interest income                           $   68,845       $   75,365         (8.65) %
     Total interest expense                              22,768           27,573        (17.43)
                                                         ------           ------        ------
     Net interest income                                 46,077           47,792         (3.59)
     Provision for credit losses                          3,478            3,937        (11.66)
                                                          -----            -----        ------
     Net interest income after provision for
        credit losses                                    42,599           43,855         (2.86)
     Noninterest income                                  22,805           19,309         18.11
     Noninterest expense                                 40,886           38,204          7.02
                                                         ------           ------          ----
     Income before income tax expense                    24,518           24,960         (1.77)
     Income tax expense                                   8,330            8,449         (1.41)
                                                          -----            -----         -----
     Net income                                      $   16,188       $   16,511         (1.95) %
                                                     ==========       ==========         =====

     Net income per share                            $     1.35       $     1.38         (1.95) %
     Dividends paid per share                              0.45             0.40         12.50

     Tax equivalent net interest income              $   48,071       $   49,890         (3.65) %
     Net charge-offs                                      1,007            2,272        (55.70)

Selected Financial Ratios:
     Return on average assets                              1.28  %          1.36  %      (0.08)
     Return on average equity (1)                         15.02            16.99         (1.97)
     Average equity to average assets (1)                  8.54             8.02          0.52
     Net interest margin (2)                               4.10             4.42         (0.32)
     Operating efficiency ratio (2)(3)                    60.19            56.20          3.99
     Net charge-offs to average loans and leases           0.11             0.27         (0.16)

                                                       March 31         March 31                    December 31
                                                          2003             2002                         2002             Change
                                                          ----             ----                         ----             ------
Balance Sheet Data:
     Total assets                                    $5,234,910       $4,925,947          6.27  %    $5,259,543          (0.47) %
     Securities (4)                                   1,131,415        1,142,680         (0.99)       1,126,501           0.44
     Loans and leases (5)                             3,720,464        3,461,905          7.47        3,679,669           1.11
     Total deposits                                   3,720,139        3,658,352          1.69        3,750,329          (0.80)
     Short-term borrowings                              457,854          397,608         15.15          511,476         (10.48)
     Long-term debt                                     415,657          340,789         21.97          417,678          (0.48)
     Mandatorily redeemable preferred securities         76,500           76,500             -           76,500              -
     Total shareholders' equity and redeemable
         Class A common stock                           440,190          398,534         10.45          434,096           1.40
     Per share book value of common stock                 36.68            33.21         10.45            36.17           1.40

Asset Quality:
     Reserve for credit losses                       $   61,270       $   55,381         10.63  %      $ 58,799           4.20  %
     Nonperforming assets                                35,234           29,831         18.11           31,910          10.42
     Nonperforming assets to total loans, leases
         and OREO                                          0.95  %          0.86  %       0.09             0.87  %        0.08
     Reserve to nonperforming loans and leases           185.65           194.94         (9.29)          202.02         (16.37)
     Reserve to total loans and leases                     1.65             1.60          0.05             1.60           0.05

(1)      Calculation includes shareholders' equity and redeemable class A common stock.
(2)      Tax-equivalent basis.
(3)      Calculation excludes nonrecurring gains and losses, other nonrecurring noninterest income and amortization of intangibles.
(4)      Includes securities held-to-maturity and securities available-for-sale.
(5)      Net of unearned discount and includes nonaccrual loans and leases.

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Bremer Reports First Quarter 2003 Earnings
Page 5

                                                 BREMER FINANCIAL CORPORATION AND SUBSIDIARIES
                                                  SUMMARY BALANCE SHEET AND INCOME STATEMENT
                                                           (dollars in thousands)

                                                                       Three months ended March 31,
                                                                       ----------------------------
                                                                         2003                                2002
                                                                         ----                                ----
                                                                                Average                              Average
                                                               Average           Rate/              Average           Rate/
                                                               Balance          Yield (1)           Balance          Yield (1)
                                                               -------          ---------           -------          ---------
Summary Average Balance Sheet:
     Total loans and leases (2)                               $3,655,398          6.43  %         $3,417,091           7.30  %
     Total securities (3)                                      1,079,739          4.82             1,146,233           5.62
     Total other earning assets                                   16,716          1.29                18,478           1.98
                                                                  ------          ----                ------           ----
     Total interest earning assets (4)                        $4,751,853          6.05  %         $4,581,802           6.86  %
     Total noninterest earning assets                            369,763                             335,120
                                                                 -------                             -------
     Total assets                                             $5,121,616                          $4,916,922
                                                              ==========                          ==========
     Noninterest bearing deposits                             $  621,303                           $ 544,453
     Interest bearing deposits                                 3,053,604          1.82  %          3,123,192           2.50  %
     Short-term borrowings                                       449,882          1.31               377,460           1.62
     Long-term debt                                              417,181          5.63               339,964           5.95
     Mandatorily redeemable preferred securities                  76,500          9.51                76,500           9.51
                                                                  ------          ----                ------           ----
     Total interest bearing liabilities                       $3,997,167          2.31  %         $3,917,116           2.85  %
     Other noninterest bearing liabilities                        65,854                              60,981
     Minority interest                                               150                                 150
     Total shareholders' equity and redeemable
         Class A common stock                                    437,142                             394,222
                                                                 -------                             -------
     Total liabilities and equity                             $5,121,616                          $4,916,922
                                                              ==========                          ==========

                                                                                 Three months ended March 31,
                                                                                 ----------------------------
                                                                   2003          2002               $ Change        % Change
                                                                   ----          ----               --------        --------
Summary Income Statement:
     Total interest income                                    $   68,845      $ 75,365            $   (6,520)         (8.65) %
     Total interest expense                                       22,768        27,573                (4,805)        (17.43)
                                                                  ------        ------                ------         ------
     Net interest income                                          46,077        47,792                (1,715)         (3.59)
     Provision for credit losses                                   3,478         3,937                  (459)        (11.66)
                                                                   -----         -----                  ----         ------
     Net interest income after provision for credit losses        42,599        43,855                (1,256)         (2.86)
     Service charges                                               7,098         6,641                   457           6.88
     Insurance                                                     2,238         2,408                  (170)         (7.06)
     Trust                                                         2,340         2,397                   (57)         (2.38)
     Brokerage                                                     1,237         1,386                  (149)        (10.75)
     Gain on sale of loans                                         4,312         2,363                 1,949          82.48
     Gain on sale of securities                                    4,202         1,600                 2,602             NM
     Other                                                         1,378         2,514                (1,136)        (45.19)
                                                                   -----         -----                ------         ------
         Total noninterest income                                 22,805        19,309                 3,496          18.11
     Salaries and wages                                           18,288        17,494                   794           4.54
     Employee benefits                                             6,171         4,862                 1,309          26.92
     Occupancy                                                     2,789         2,573                   216           8.39
     Furniture and equipment                                       2,612         2,406                   206           8.56
     Data processing fees                                          2,485         2,179                   306          14.04
     FDIC premiums and examination fees                              437           448                   (11)         (2.46)
     Amortization of intangibles                                     717           747                   (30)         (4.02)
     Other                                                         7,387         7,495                  (108)         (1.44)
                                                                   -----         -----                  ----          -----
         Total noninterest expense                                40,886        38,204                 2,682           7.02
                                                                  ------        ------                 -----           ----
     Income before income tax expense                             24,518        24,960                  (442)         (1.77)
         Income tax expense                                        8,330         8,449                  (119)         (1.41)
                                                                   -----         -----                  ----          -----
     Net income                                               $   16,188      $ 16,511            $     (323)         (1.96) %
                                                              ==========      ========            ==========          =====


(1)      Calculation is based on interest income including $1,994 and $2,098 for the three months ending March 2003 and March 2002 to adjust to a fully taxable  basis using the federal statutory rate of 35%.
(2)      Net of unearned discount and includes nonaccrual loans and leases.
(3)      Excluding net unrealized gain (loss) on securities available-for-sale.
(4)      Before deducting the reserve for credit losses.

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